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                                                                    EXHIBIT 3.71


                            ARTICLES OF INCORPORATION

                                       OF

                    SYNAGRO OF FLORIDA - ANTI POLLUTION, INC.


         The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation is Synagro of Florida - Anti Pollution, Inc.

                                   ARTICLE II

         The street address of the initial principal office of the corporation is 1800 Bering Drive, Suite 1000, Houston, Texas 77057.

                                   ARTICLE III

         The aggregate number of shares which the corporation shall have authority to issue is 10,000 shares of common stock, no par value per share. Cumulative voting of the shares is expressly prohibited. No shareholder or other person shall have any preemptive right whatsoever.

                                   ARTICLE IV

         The street address of the corporation's initial registered office is c/o C T Corporation System, 1200 South Pine Island Road, City of Plantation, Florida 33324. The name of its initial registered agent at such address is C T Corporation System.
                                    ARTICLE V

         The number of Directors constituting the initial Board of Directors is two (2). The names and addresses of the persons who are to serve as Directors until the first annual meeting of shareholders or until their successors be elected and qualified are as follows:


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                                    Mark A. Rome
                                    1800 Bering Road, Suite 100
                                    Houston, Texas  77057

                                    Ross M. Patten
                                    1800 Bering Road, Suite 100
                                    Houston, Texas  77057

                                   ARTICLE VI

         The name and address of the incorporator is as follows:

                                    Joe Perillo
                                    600 Travis, Suite 3500
                                    Houston, Texas  77002

                                   ARTICLE VII

         The purpose for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Florida Business Corporation Act.

                                  ARTICLE VIII

         No director of the corporation shall be liable to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporation management or policy, by a director, unless: (a) the director breached or failed to perform his or her duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the liability provisions of Section 607.0834 are applicable; (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a

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shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. If the Florida Business Corporation Act or other applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act or other applicable law, as so amended.

         Any repeal or modification of the foregoing paragraph by the shareholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

         IN WITNESS WHEREOF, I have set my hand this 31st day of March, 1999.


                                          /s/   Joe Perillo
                                          --------------------------------------
                                          Joe Perillo

C T Corporation System is familiar with an accepts the obligations provided for in Section 607.0505 of the Florida Business Corporation Act.


C T Corporation System


By: /s/   Victor Alfano                   Date:   03/31/99
    ----------------------------------         -------------
    Victor Alfano, Assistant Secretary



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